Exhibit 99.1

Nutriband Inc. Completes Acquisition of 4P Therapeutics Inc.

ORLANDO, Fla., Aug 1, 2018 – Nutriband Inc. (OTCQB: NTRB) announced the formal completion of the acquisition of Atlanta-based 4P Therapeutics Inc. Pursuant to the previously announced acquisition agreement, on Aug 1, 2018, Nutriband completed the acquisition of 4P Therapeutics for 250,000 shares of Nutriband’s common stock and cash of $400,000.

Gareth Sheridan, Chief Executive Officer of Nutriband, said “4P Therapeutics is focused on the research and development of transdermal and novel drug delivery technologies and therapeutics. As a result of the acquisition, we are acquiring 4P’s transdermal prescription pipeline in development, which consists of products to treat opioid abuse /misuse, diabetes, nausea, Infertility, Blood Pressure, Parkinson’s disease, and pain relief, which are in various stages of development.”

Nutriband Inc.

Nutriband is a results driven, health and pharmaceutical company based in Orlando Florida.  With the acquisition of 4P, Nutriband now has a pipeline of potential transdermal products. Unlike traditional health product companies, Nutriband found its start by spotting and targeting a gross and virtually unexplored niche in the market through its method of ingredient delivery. All Nutriband products are based around the science of transdermal /topical technologies.

About Our Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve both known and unknown risks and uncertainties. Our actual results may differ materially from those anticipated in our forward-looking statements as a result of a number of factors, including our ability to develop and market new products in 4P’s pipeline; our ability to complete the necessary testing in order to obtain regulatory approval; the safety and efficacy of any products we develop, our ability to obtain necessary financial to complete the regulatory process and market any products that we develop, our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions.  Except as required by applicable law, we undertake no obligation to revise or update any of our forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof. Information on our website or any other website does not constitute a part of this press release.

For more information, contact:

Gareth Sheridan

CEO

Nutriband Inc.

407-880-6810

info@nutriband.com

www.nutriband.com